Filed by Peoples Bancorp Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: First Prestonsburg Bancshares Inc.
                                  Commission File No. 000-16772

P.O. BOX 738 - MARIETTA, OHIO - 45750		311 North Arnold Avenue - PRESTONSBURG, KENTUCKY - 41653
www.peoplesbancorp.com		www.myfcb.com

FOR IMMEDIATE RELEASE		NEWS RELEASE
October 29, 2018

Contacts:
	Chuck W. Sulerzyski	Greg A. Wilson
	President and CEO	President and CEO
	Peoples Bancorp Inc.	First Commonwealth Bank of
	(740) 373-3155	Prestonsburg, Inc.
(606) 886-7211

PEOPLES BANCORP INC. AND FIRST PRESTONSBURG BANCSHARES INC. ANNOUNCE DEFINITIVE MERGER AGREEMENT
_____________________________________________________________________

MARIETTA, Ohio and PRESTONSBURG, Kentucky - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) parent company of Peoples Bank, and First Prestonsburg Bancshares Inc. (“First Prestonsburg”), the parent company of First Commonwealth Bank of Prestonsburg, Inc. (“First Commonwealth”), jointly announced today the signing of a definitive agreement and plan of merger (“Merger Agreement”). Under the terms of the Merger Agreement, First Prestonsburg will merge with and into Peoples (the “Merger”), and First Commonwealth will subsequently merge with and into Peoples Bank, in a transaction valued at approximately $45.4 million.
Founded in 1904, First Commonwealth operates eight full service branches in and around the Prestonsburg and Pikeville markets in eastern Kentucky, and is scheduled to open a ninth full service branch in Georgetown, Kentucky by the end of this year. As of September 30, 2018, First Prestonsburg had, on a consolidated basis, approximately $310 million in total assets, which included approximately $139 million in total loans, and approximately $244 million in total deposits.
“We are excited to expand our presence in eastern Kentucky through the acquisition of First Prestonsburg, a high quality institution with an extremely strong core deposit base. We believe it will complement our insurance operation in Pikeville and provide us with an opportunity to leverage existing client relationships. We look forward to providing our full suite of financial products and services to the region. We are equally excited that Greg Wilson, First Commonwealth’s President, will be joining Peoples Bank as our Kentucky Market President to lead our commercial banking efforts in the markets served by First Prestonsburg as well as in other portions of the state,” said Chuck Sulerzyski, President and CEO of Peoples. “We look forward to welcoming First Prestonsburg shareholders and First Commonwealth’s employees and customers to become part of our team.”
Greg Wilson, President & CEO of First Commonwealth commented, “We are excited to have the opportunity to join forces with the Peoples Bank team. Peoples will provide us the ability to deliver new products and services, including insurance and investment products, to our valued customers in the communities we serve. The alliance with Peoples will also give the opportunity to expand in our current market and geographically in Kentucky. Peoples’ community banking model and culture and commitment to high quality customer service makes them a great fit for us.”

Upon consummation of the Merger, shareholders of First Prestonsburg will receive 12.512 shares of Peoples common stock for each share of First Prestonsburg common stock (the “Stock Consideration”). In addition, immediately prior to the closing of the Merger, First Prestonsburg will pay a special aggregate cash distribution of $11.275 million to its shareholders (the “Special Dividend”). Based upon the twenty (20) day volume-weighted average closing price of Peoples common stock through October 26, 2018, the Stock Consideration plus the Special Dividend has a combined transaction value of $45.4 million to the holders of First Prestonsburg’s common stock. The transaction is expected to be immediately accretive to Peoples’ estimated earnings before one-time costs, with a tangible book value earn back of approximately two years, and an internal rate of return which exceeds internal thresholds.
The acquisition is expected to close during the second quarter of 2019 and is subject to First Prestonsburg shareholder approval, regulatory approval and other conditions set forth in the merger agreement.
Peoples was advised by Raymond James & Associates, Inc. and the law firm of Dinsmore & Shohl LLP. First Prestonsburg was advised by ProBank Austin and the law firm of Stoll Keenon Ogden PLLC.
A supplemental table with transaction metrics and assumptions follows:

Transaction Overview
Aggregate Purchase Price	$45.4 million
Price / Tg. Book	161%
Price / LTM Earnings (1)	18.5 x
Premium to Core Deposits	8.4%
Cash / Stock Mix	25% / 75%
Tg. Book Earn-back (2)	~ 2 years
Full Year 1 EPS Accretion	~5%

Certain Transaction Assumptions
Cost Savings
% of NIE	35%
2019 Phase-in	75%
2020 Phase-in	100%
One-time Costs	~$9 million
Gross Loan Mark (3)	3.70%

(1) LTM Earnings tax effected at a rate of 35% for 2017 and 21% for 2018
(2) Utilizing the cross-over method
(3) Preliminary adjustment for credit and interest rates based on loans outstanding as of 9/30/18; gross of existing ALLL

Important Information for Investors and Shareholders:
This news release does not constitute an offer to sell or the solicitation of an offer to buy securities of Peoples or a solicitation of any vote or approval. Peoples will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this news release with the Securities and Exchange Commission (“SEC”) to register the shares of the Peoples common stock to be issued to the shareholders of First Prestonsburg. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of First Prestonsburg in advance of its special meeting of shareholders to be held to consider the Merger. Investors and shareholders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about Peoples, First Prestonsburg and the Merger. Investors and shareholders are also urged to carefully review and consider Peoples’ public filings with the SEC, including, but not limited to, their Annual Reports or Form 10-K, its Quarterly Reports or Form 10-Q, its Current Reports or Form 8-K and its proxy statements. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, free of charge, on Peoples’ website at www.peoplesbancorp.com under the tab “Investor Relations” or by contacting Peoples’ Investor Relations Department at: Peoples Bancorp Inc., 138 Putnam Street, PO Box 738, Marietta, Ohio 45750, Attn: Investor Relations.

Peoples and First Prestonsburg and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Prestonsburg in connection with the proposed merger. Information about the directors and executive officers of Peoples is set forth in the proxy statement for Peoples’ 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 19, 2018 and as amended by a supplement to proxy statement filed with the SEC on Schedule 14A on April 6, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph, when it becomes available.

About Peoples Bancorp Inc.:
Peoples is a diversified financial services holding company with $4.0 billion in total assets, 82 locations, including 72 full-service bank branches and 78 ATMs in Ohio, West Virginia and Kentucky. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. Peoples’ common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

About First Prestonsburg Bancshares Inc.:
First Prestonsburg Bancshares Inc. is the parent holding company of First Commonwealth Bank of Prestonsburg, Kentucky. First Commonwealth Bank, with total assets of $310 million, recently celebrated its 114th anniversary as a locally-owned community bank serving the Big Sandy area of eastern Kentucky, with eight locations throughout Floyd, Johnson, Magoffin, Martin and Pike Counties.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the Company’s filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release. These factors are not necessarily all of the factors that could cause Peoples or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm Peoples or the combined company’s results
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. If Peoples updates one or more forward-looking statements, no inference should be drawn that Peoples will make additional updates with respect to those or other forward-looking statements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.
END OF RELEASE